UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(cc) or Rule 14a-12

COMPOSITE TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
N/A
(2)	Aggregate number of securities to which transaction applies:
N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
                                                                                                                                                           &am p;#1 60;
(4)	Proposed maximum aggregate value of transaction:
N/A
(5)	Total fee paid:
$[ ]                                                                                                                                                                         &a mp;# 160;
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: _____________________________________________________________________
(2) Form, Schedule or Registration Statement No.: _____________________________________________________
(3) Filing Party: _______________________________________________________________________________
(4) Date Filed: ________________________________________________________________________________

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2026 McGaw Ave.
Irvine, CA 92614, USA

January 16, 2007

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Composite Technology Corporation (the “Company”) to be held at 10:00 a.m. (PST) on Tuesday, March 6, 2007, at the Atrium Hotel, 18700 MacArthur Boulevard, Irvine, CA 92612 USA for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect the Company's Board of Directors;
2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent auditors of the Company for fiscal year ending September 30, 2007;
3.	To ratify the name change of Composite Technology Corporation to CTC Energy Inc. to reflect more accurately the nature of all the businesses in which the Company and its subsidiaries are involved;
4.	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

We enclose a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which provides additional information relating to Composite Technology Corporation and our business.

We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy by mail or, if available, vote via the Internet or by telephone. Returning the proxy card or voting via the Internet or by telephone will ensure that your shares are represented at the meeting, but does not deprive you of your right to attend the meeting and to vote your shares in person.

Please help us to reduce the cost of our annual general meetings by allowing us to send you information electronically. If you are voting by Internet, you can register to receive materials electronically when voting by indicating when prompted that you agree to receive or access stockholder communications electronically in future years. Please take the time to do this. To vote your shares via the Internet and to sign up to receive future stockholder communications online, please log on at www.proxyvote.com. Should you miss signing up for receipt of electronic communications during the voting period you may send an e-mail to secretary@compositetechcorp.com and you will receive instructions as to how it may be possible to sign up at any time in the future.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Composite Technology Corporation.

Very truly yours,
/s/ Benton H Wilcoxon BENTON H WILCOXON CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

COMPOSITE TECHNOLOGY CORPORATION _________________________________________________ NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MARCH 6, 2007 __________________________________________________

To our Stockholders:

The Annual Meeting of Stockholders of Composite Technology Corporation will be held at 10:00 a.m. (PST) on Tuesday March 6, 2007, at at the Atrium Hotel, 18700 MacArthur Boulevard, Irvine, California 92612 USA, for the following purposes:

1.	To elect three (3) directors, each to a one-year term or until the next annual meeting;

2.	To ratify the selection of Singer Lewak Greenbaum & Goldstein LLP, as the independent auditor for Composite Technology Corporation;

3.	To approve the name change of Composite Technology Corporation to CTC Energy Inc.; and

4.	To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on January 16, 2007 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Benton H Wilcoxon Benton H Wilcoxon
Chairman of the Board and CEO

Irvine, California
January 16, 2007

IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy, either in the enclosed envelope, which requires no postage if mailed in the United States, or, if available, vote by telephone or using the Internet as instructed on the enclosed proxy card or voting instruction card.

Promptly signing, dating, and returning the proxy, or, if available, voting by telephone or the Internet, will ensure your shares are voted and may save the Company the additional expense of further solicitation.

2026 McGaw Ave. Irvine, CA 92614, USA Tel: +1 (949) 428-8500
_______________________________________________________

PROXY STATEMENT
_______________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Composite Technology Corporation to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m. (PST) on Tuesday, March 6, 2007 at the Atrium Hotel, 18700 MacArthur Boulevard, Irvine, CA 92612, USA. Stockholders of record may revoke their proxy instructions at any time before their exercise by delivering a written revocation to our Secretary, by submission of a proxy with a later date, or by voting in person at the meeting. A written revocation may be delivered by facsimile at +1 (949) 660-1533. If the shares are held by a bank, broker or other nominee, instructions provided by the bank, broker or nominee must be followed to revoke the proxy instructions. These proxy materials and the enclosed Annual Report on Form 10-K for the fiscal year ended September 30, 2006, including financial statements, are being mailed to our stockholders entitled to vote at the Annual Meeting on or about January 23, 2007. All monetary information included in this Proxy Statement is stated in U.S. dollars.

VOTING SECURITIES

Only stockholders of record at the close of business on January 16, 2007 are entitled to vote at the Annual Meeting. The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 178,862,848 shares, which were held of record by approximately 550 stockholders. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. The holders of thirty percent of the outstanding shares (53,658,855) on the record date shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with applicable law, the election of directors shall be by a plurality of the votes cast. The approval of the appointment of Singer, Lewak, Greenbaum & Goldstein, LLP shall be by a majority of the votes cast. By state law, shares which abstain from voting as to these matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number of shares present and entitled to vote with respect to a proposal.

SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement. Copies of proxy materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

COMPOSITE TECHNOLOGY CORPORATION
ATTENTION: THE SECRETARY
2026 McGaw Ave.
Irvine, CA 92614, USA
Tel: +1 (949) 428-8500
Fax: +1 (949) 660-1533

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above. Stockholders may give their consent to receive future stockholder communications by electronic means by registering such interest during voting through www.proxyvote.com. Use of this facility will save the Company the expense of future mailings.

Stockholders sharing an address with another stockholder who have received multiple copies of the Company's proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that the number of Directors on the Board of Directors shall be not less than two and not more than seven. Three directors are to be elected to our Board of Directors at the Annual Meeting. Each director will hold office for a term of one-year or until his successor is elected and qualified. The Board of Directors has nominated Benton H Wilcoxon, Michael D. McIntosh and D. Dean McCormick, III to serve as directors. All of the nominees currently serve on our Board of Directors. There are no family relationships among our executive officers and directors.

Neither of Messers. Wilcoxon, McCormick, or McIntosh nor our executive officers are: (i) parties to any material proceedings adverse to the Company; nor (ii) have any of them during the past five years:

1. Filed a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing, except that Mr. Wilcoxon and the Secretary of the Company were directors and/or officers of the Company throughout the Chapter 11 reorganization of the Company from the date of the initial voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (Case No. SA 05-13107 JR) filed on May 5, 2005. The Company’s disclosure statement was approved by the bankruptcy court on July 6, 2005 and a hearing was held resulting in the confirmation of the bankruptcy plan on October 31, 2005. The order approving our bankruptcy plan was entered November 18, 2005 and concurrently notice was given that the plan effective date was established as November 18, 2005. The Company formally emerged from bankruptcy on August 2, 2006 after all claims had been resolved and paid. Full details of this bankruptcy are disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 which is enclosed herewith;

2. Been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Been subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Been subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; or

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy. Additionally the Board of Directors may elect additional members of the Board to fill any additional vacancies.

Nominees for Director

Benton H Wilcoxon, Age 57

Mr. Wilcoxon has been our Chief Executive Officer since November 3, 2001 and Chairman of the Board of Directors since February 2002. He also served as the Company’s acting Chief Financial Officer until January 2007. He also is Chairman of the following subsidiaries 100% owned by the Company: CTC Cable Corporation, Transmission Technology Corporation, DeWind Inc., and CTC Towers and Poles Corporation. From 1998 to 2001, he was a consultant for Magnesium Alloy Corporation, a Canadian company involved in the development of magnesium salt deposits and served as a Director from 1998 until December 2003. Between 1998 and 2000 he was a consultant to Macallan & Callanish Ltd., regarding business in Russia and Ukraine. Mr. Wilcoxon held senior positions with Ashurst Technology Ltd., a Bermuda corporation, from 1991 to 1997, culminating as Chairman, Chief Executive Officer and President. Ashurst Technology Ltd. commercialized advanced materials technologies, primarily from the Ukraine.

Michael D. McIntosh, Age 59

Mr. McIntosh, who has been a Director since January 6, 2006, is currently president of Technology Management Advisors LLC, a business consulting firm specializing in the strategy of intellectual property creation, protection and transfer. Mr. McIntosh is also currently president of The McIntosh Group, an intellectual property law firm. Both firms provide services to the Company. Mr. McIntosh is currently a member of the board of PhosphoSolutions, LLC a producer of specialty pharmaceutical reagents. Mr. McIntosh is also a member of the board of Tribal Technologies, LLC a technology developer in the field of wireless entertainment. Mr. McIntosh previously co-founded Superior MocroPowders LLC, Peak Sensor Systems LLC and MEMX, Inc. and was instrumental in the organization and start-up of these companies. Mr. McIntosh served each of these companies as a member of the Board of Directors and interim CEO. In this capacity, he negotiated the transactions to acquire underlying technomologies, recruited the initial technical, management and administrative teams and sought out and arranged financing for the start-ups of each of the companies. Mr. McIntosh has worked with start-up ventures throughout his career. He is the former President and Managing Director of the law firm of Sheridan, Ross & McIntosh. Mr. McIntosh has a degree in chemical engineering from the Colorado School of Mines and a law degree from the University of Denver.

D. Dean McCormick, III, CPA, Age 53

Mr. McCormick, has been a Director since January 9, 2006, and is a certified public accountant. He has been president of McCormick Consulting, Inc. since July 1993. He has been a member of Insight Consulting Partners, LLC since October 2004. He was a member of the Board of Directors of NetGuru, Inc. and Chairman of its Audit Committee from April 2003 to December 2006. He has been on the Audit and Budget Committee for the Catholic Diocese of Orange since February 2004. Mr. McCormick has been a member of the Forum for Corporate Directors since June 2003. He served as president of the Orange County Chapter of the Association for Corporate Growth from 1995 to 1996. Mr. McCormick holds a B.A. in Economics from the University of Redlands and an M.B.A. from the University of Southern California.

The Board of Directors recommends a vote FOR each of the nominees as a director.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board’s Audit Committee recommends Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditor. The Board of Directors requests that stockholders ratify its selection of Singer Lewak Greenbaum & Goldstein LLP, as our independent auditor for the 2006-2007 fiscal year. If the stockholders do not ratify the selection of Singer Lewak Greenbaum & Goldstein LLP, the Board of Directors will select another firm of accountants. Representatives of Singer Lewak Greenbaum & Goldstein LLP will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the selection of Singer Lewak Greenbaum & Goldstein LLP, as the Company’s independent auditor for the 2006-2007 fiscal year.

Audit Fees

The following table sets forth fees billed to the Company by Singer Lewak Greenbaum & Goldstein LLP during the fiscal years ended September 30, 2005 and September 30, 2006 for: (i) services rendered for the audit of the Company’s annual financial statements and the review of its quarterly financial statements, (ii) services that were reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered, primarily SEC registration related fees and Sarbanes Oxley related testing fees.

		September 30, 2006	September 30, 2005

(i)	Audit Fees	$352,705	$198,601
(ii)	Audit Related Fees	$-	$-
(iii)	Tax Fees	$20,897	$-
(iv)	All Other Fees	$-	$-

Total Fees		$373,602	198,601

The Audit Committee is required to pre-approve audit expenses. At present, however, the Company’s Board of Directors contains only one Director who is also our sole independent director and does not formally meet.  In the year ended September 30, 2006, 100% of audit fees were pre-approved by the Audit Committee.

PROPOSAL 3: APPROVAL OF THE COMPANY’S NAME CHANGE FROM COMPOSITE TECHNOLOGY CORPORATION TO CTC ENERGY INC.

In 2006, the Company acquired the EU Energy group of companies. EU Energy is principally involved in the design, development, manufacturing, sales and servicing of the DeWind line of turbines and the DeWind family of products is now effectively our second major business area. It joins our range of bare overhead line whose innovation is centered around the introduction of composite technology to conductors giving us the proprietary ACCC conductor, or Aluminum Conductor Composite Core. The two main product areas share the common goal of providing improved performance and environmentally friendly energy to electric utility customers. Management and the Board believe that while the denomination CTC has come to denote the usual abbreviation of the Company, the use of the term ‘composite technology’ is no longer accurate or helpful in understanding the true nature of the business. The Board believes that a name change that maintains the CTC brand while indicating a broader position in the energy field more accurately reflects the Company’s activities and plans. The change would be accomplished by filing an amendment to the Company’s Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CHANGE OF NAME FROM COMPOSITE TECHNOLOGY CORPORATION TO CTC ENERGY INC.

BOARD AND COMMITTEE MEETINGS

During the 2006 fiscal year, the Board of Directors met and/or took action by written consent 33 times. All of the Directors unanimously agreed to all of the resolutions by signing written resolutions or by voting to accept the resolutions proposed at the meeting. One meeting was held at which one of the Directors participated by telephone. During the 2006 fiscal year, the Board of Directors acted mostly by unanimous written consent in lieu of holding meetings.

There are two Board committees, an audit committee and a compensation committee. At present D. Dean McCormick III is the only member of both committees and serves as chairman of each. The Company is in the process of recruiting additional independent members to its Board. D. Dean McCormick III is an independent member of the committees.

COMPENSATION OF THE BOARD OF DIRECTORS

On January 6, 2006, the Company entered into a Letter Agreement with its newly appointed Director, Michael D. McIntosh. The Agreement provided for Mr. McIntosh's appointment as a member of the Board of Directors to last one year or until the annual general meeting at which new directors are selected and that the terms of the agreement would govern any extension and reelection as a Director for a period of up to two (2) additional terms for a total of up to three years. The Agreement provides for a monthly remuneration of $4,000 and the granting of 325,000 options to purchase shares of the Company’s common stock as further described below. The Agreements provides for the reimbursement of expenses and the benefit of the Company’s liability insurance for Directors and Officers. The agreement provides for attendance of a minimum of four quarterly meetings per calendar year and one meeting held following the annual general meeting and the obligation to serve on Board Committees as required. The appointment of Mr. McIntosh as a Director may be terminated at any time for any or no reason by Mr. McIntosh or the Company upon written notice to the other in accordance with the Bylaws.

On January 9, 2006, the Company entered into a Letter Agreement with its newly appointed Director, D. Dean McCormick III. The Agreement provided for Mr. McCormick's appointment as a member of the Board of Directors to last one year or until the annual general meeting at which new directors are selected and that the terms of the agreement would govern any extension and reelection as a Director for a period of up to two (2) additional terms for a total of up to three years. The Agreement provides for a monthly remuneration of $4,000 and the granting of 325,000 options to purchase shares of the Registrant's common stock as further described below. The Agreements provides for the reimbursement of expenses and the benefit of the Company’s liability insurance for Directors and Officers. The agreement provides for attendance of a minimum of four quarterly meetings per calendar year and one meeting held following the annual general meeting and the obligation to serve on Board Committees as required. The appointment of Mr. McCormick as a Director may be terminated at any time for any or no reason by McCormick or the Registrant upon written notice to the other in accordance with the Bylaws.

On January 9, 2006, the Company entered into two separate Option Agreements each having the same principal terms with the following Directors of the Company: Michael D. McIntosh, a consultant of the Company whose relationship to the Registrant is further disclosed below in the section entitled “Certain Relationships and Related Transactions,” and D. Dean McCormick III, an independent director newly appointed as the Chairman of the Audit and Compensation Committees. Pursuant to the Option Agreements each of the Optionees was granted 325,000 options to acquire the Company’s shares of common stock at an exercise price of $1.04. The options will vest over a period of 36 months with the first portion of 27,000 options vesting 3 months after the grant date and thereafter an additional portion of 27,000 options will vest at regular 3-monthly intervals until the vesting of the twelfth and final last portion of 28,000 options on the 3-year anniversary of the grant date. The Options expire on December 31, 2011. The options are granted under and governed by the terms and conditions of the 2002 Non-Qualified Stock Compensation Plan and the Option Agreements. The options are neither transferable nor assignable by Optionee other than by will or by the laws of descent. In the event one of the Optionee shall (i) voluntarily resign from his position or, (ii) either refuse to stand for reelection when requested at any time within a 3 year period from the date of the Grant or shall not be reelected at the annual general meeting, then any portion of the Option that has not yet vested shall immediately be cancelled and any portion of the Option that has vested shall remain exercisable until the Expiration Date. In the event that the Optionee shall (i) be removed from his position as a Director of the Company for any reason other than Misconduct, or (ii) not be asked to stand for reelection at any time within a 3 year period from the date of the Grant, then all of the options shall immediately and fully vest and remain exercisable until the Expiration Date, provided however, that the Optionee shall have completed a term of service as a director of more than 6 full calendar months. Should Optionee's Service be terminated for Misconduct, then the Options will be cancelled. In the event of a “change in control” in the Company, any portion of the Option to acquire the Option Shares that has not yet vested at the time of the change in control shall automatically accelerate so that such Option shall, immediately prior to the effective date of the Change in Control, become exercisable remain exercisable until the Expiration Date, unless and to the extent: (i) the option obligations were assumed by the successor corporation or otherwise continue in full force and effect pursuant to the terms of the change in control transaction; or (ii) this are replaced with a cash incentive program which preserves the spread existing at the time of the change in control on the shares of Common Stock for which the Option is granted and provides for subsequent payout of such cash amount within 3 months. If the option obligations are assumed in connection with a change in control, then the rights will be appropriately adjusted to apply to the number and class of securities or other property which would have been issuable to Optionee had the Option been exercised immediately prior to the change in control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

Directors are eligible to participate in the Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan. Grants of options from the Plan are discretionary and are subject to the approval of the Board of Directors.

On January 10, 2006, it was also agreed by our Board of Directors that the members of the audit committee should receive an additional $1,000 per month and that the Chairman of the audit committee should receive an additional $500 per month.

On September 29, 2006, the Board of Directors cancelled and revoked rendering null ab initio 2 options grants made to Benton H Wilxoson and C. William Arrington (a former Director) by the decision of the Board of Directors dated August 13, 2003.

On September 29, 2006, the Board of Directors granted options to its Directors. In view of his increased responsibilities as a Director, and as the Chairman of various Board committees, the Board of Directors granted D. Dean McCormick, III 175,000 options to acquire the shares of common stock of the Company at $1.00 per share. In addition, the Board of Directors granted Michael McIntosh an additional option to acquire 1,000,000 shares of common stock of the Company at $1.00 per share, a grant intended to remunerate not only his activities as a Director but also his work as a legal consultant and intellectual property advisor. In addition, Benton H Wilcoxon in his capacity as Chairman and Chief Executive Officer was granted an additional option to acquire 2,000,000 shares of common stock of the Company at $1.00 per share.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS
The Board of Directors has not established a formal process for stockholders to send communications to its members. Any Stockholder may send a communication to any member of the Board of Directors, in care of our address. If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS’ MEETING

Each of the members of the Board of Directors will be attend the Annual Meeting of our stockholders. At last year’s Annual Meeting, each of our directors as of that date attended.

BOARD COMMITTEES

On January 10, 2006, the Company’s Board of Directors approved two new standing committees, the Audit Committee and the Compensation Committee. Although each committee has a charter; each committee has only a single member because only Mr. McCormick is an independent director. Therefore, any committee actions which would otherwise be taken by each committee were taken by the board of directors during the fiscal year, other than Audit Committee actions set forth in the Audit Committee Report described below. Each of the decisions were unanimous and therefore included the affirmative vote of the committee member.

Audit Committee

Our Audit Committee is responsible for the appointment of our independent auditors; reviews the results and scope of the audit and other services provided by our independent auditors; reviews our consolidated financial statements for each interim period; and reviews and evaluates our internal control functions. Our audit committee is governed by a written charter, which was adopted on January 10, 2006. At present Mr. McCormick is performing the services of the Committee.

Since January 10, 2006, our audit committee has consisted of one member, Mr. McCormick, who also holds the position of chairman. Our board of directors has determined that Mr. McCormick meets SEC requirements of an "audit committee financial expert" within the meaning of the Sarbanes Oxley Act of 2002, Section 407(b) and meets the relevant professional experience requirements and that he is "independent" within the meaning of the Sarbanes Oxley Act of 2002, Section 301(3).

Compensation Committee

Our Compensation Committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our employees and consultants and also selects the persons to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under these plans. Our Compensation Committee is governed by a written charter, which was adopted on January 10, 2006.

Since January 10, 2006, our Compensation Committee has consisted of one member, Mr. McCormick, who also holds the position of chairman. Our board of directors has determined that Mr. McCormick meets NASD independence requirements. Until our Compensation Committee adds at least one additional member, the Board of Directors will be performing the services of the committee.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2006, in recognition that the Board of Directors had not adjusted executive compensation for any of the three preceding years and in recognition of the need to bring senior management compensation in line with levels at comparable companies, the Board of Directors increased Benton H Wilcoxon’s salary from $120,000 to $400,000 per annum. Mr. Wilcoxon was also granted 2.0 million stock options, as listed in the table on page 11.

All of the members of the Board of Directors participated at the meeting at which the decision to raise Mr Wilcoxon’s salary was taken, including Mr. Wilcoxon himself. No executive officer of the Company serves as a director for any other public company whose executive officers serve as a director of the Company.

NOMINATION OF DIRECTORS

Up until January 10, 2006, the Company did not have a standing nominating or compensation committee. The current members of the Board were selected by the Board of Directors. The Board of Directors is made up of three members, one of whom is “independent.” Nominees to the Board of Directors were selected and approved by our Board of Directors.

On January 10, 2006 the Board of Directors organized a nominating committee to examine the candidacy of directors, however, until such time as a proper standing nominating committee can be organized with 2 or more independent directors, new directors will be selected by each member of the Board of Directors provided however that each candidate be accepted by a majority of the independent directors voting separately. The Board fully intends to nominate directors through a nominating committee once a second independent director has been appointed to the Board, but until then the Board shall serve as the nominating committee. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Proxy Statement in the section titled “Stockholder Proposals”.

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

•	Minimum, relevant employment experience;

•	Familiarity with generally accepted accounting principles and the preparation of financial statements;

•	Post secondary education or professional license;

•	Previous experience as a Board member of an operating company;

•	The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Business Conduct and Ethics and should be prepared to sign a letter agreement with the Company outlining essential responsibilities and duties.

Our goal is to seek to achieve a balance of knowledge, experience and capability on our Board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Board of Directors has not received a nominee from a stockholder who is not also an officer or director of the Company. Each nominee to our Board of Directors expressed a willingness to serve during the 2007 fiscal year and, based on a review of their qualifications and was deemed to be suitable candidates for nomination.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Set forth below are our executive officers and a summary of their business experience:

Benton H Wilcoxon 57. For a summary of Mr. Wilcoxon’s business experience, see “Election of Directors-Nominees for Election” above.

Michael Porter, 66, under the terms of the acquisition of the EU Energy Group, the appointment of Mr Porter as President of the Company was required as a closing condition. This was effected on July 3, 2006. Mr Porter’s current contract runs for a period of one year but will automatically be renewed on the same terms unless denounced one month in advance of its anniversary. From 1993 to July 2002 Mr Porter acted as a consultant, and in some cases director for various investment companies and medium sized business groups in the establishing their European and Middle East banking, manufacturing and/or sales operations. The main clients for these companies were Skywin Investment Group, Pelletier Investors Group, Howe and Partners and Murphy Oil and Gas exploration.  From September 2002 to October 2003, Porter assisted CTC as a consultant in business in Europe, in particular in connection with its marketing of composite towers.  Michael Porter founded the EU Energy Group of companies in October 2003.  In July 2005 EU Energy plc purchased DeWind GmbH, the designer and manufacturer of the DeWind range of wind turbines. Since the inception of EU Energy, Porter has held the position of Chairman and Chief Executive Officer.

Kevin M. Smith, 48, was appointed Chief Financial Officer in January 2007. From 1999 to April 2005, Mr. Smith was Senior Vice President and Chief Financial Officer for Edison Mission Energy, an international power plant development and operating company with annual revenues of $2 billion and assets of $7 billion. Before the sale of its international assets in 2004, Edison Mission Energy owned power generation facilities in 10 foreign countries and had offices in Europe and Asia. Edison Mission Energy is a subsidiary of Edison International, which also owns Southern California Edison Company, one of the largest electric utility companies in the U.S. Before joining Edison Mission Energy, Mr. Smith held various business and and engineering positions at Fluor Corporation. From January 2006 to February 2006 Mr. Smith was an Executive Vice President and Chief Financial Officer of Rentech, Inc.

Dominic J. Majendie, 44, was appointed Secretary in August 2004. He has also held the position of Director of Operations for EMEA (Europe, Middle East and Africa) from October 2002 becoming a full time consultant in October 2003. Since October 1, 2005 he has been relocated from Dubai, UAE to the Irvine CA headquarters to take a more active role in international strategy and in assisting the Chief Executive Officer. During the past 5 years, Mr. Majendie has worked in the senior management of new materials, technology, IT and telecommunications, broadcasting and construction companies, established and start-up in North America, Europe, Ukraine, and the Middle East. From October 2002 to September 2003, in addition to his part time work with the Corporation, Mr Majendie worked on a number of consulting contracts and with a variety of companies in the Middle East, including fulfilling the role of Director of Operations for the Advanced Internet Center located in Dubai, UAE. From October 2001 to September 2002, Mr. Majendie was the General Manager of Middle East Telecommunications Company FZ-LLC, Dubai UAE, with the responsibility for operations including VoIP telecommunications operations and tendering for telecommunications network construction. From April 1999 to October 2001, Mr. Majendie served as the Chairman of the Supervisory Board of ZAT 'Telesystems of Ukraine', where he was responsible for the reorganization of the business and the company as well as guiding strategic, marketing and business planning, and negotiations with investors, equipment suppliers and partners for the launch of a mobile and local access telecommunications network. He is currently a strategic advisor to the Chairman of “al Waha Media Holdings” located in Bahrain, the owner of the “al Waha” Middle East TV station and to the American Service Center in Dubai, UAE. Mr. Majendie has a law degree from Geneva University, Switzerland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 12, 2006 regarding the beneficial ownership of our common stock by any person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by directors and executive officers, and by all of our directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class (2)

Benton H Wilcoxon 2026 McGaw Ave. Irvine, CA 92614	18,594,464	(3)	10.40%
Michael Porter 2026 McGaw Ave. Irvine, CA 92614	17,436,631	(4)	9.74%
Kevin M. Smith 2026 McGaw Ave. Irvine, CA 92614	0	(5)	0
Michael D. McIntosh 12635 E. Montview Blvd. Suite 370 Aurora, CO 80010	2,325,000	(6)	*
D. Dean McCormick III 9891 Irvine Center Drive, Suite 100, Irvine, CA 92618	500,000	(7)	*
Dominic J Majendie 2026 McGaw Ave Irvine, CA 92614	1,250,000	(8)	*

All current directors and executive officers as a group (4 persons)	38,489,761	(9)	21.30%
* Less than 1%

(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days of December 12, 2006.

(2) Based on an aggregate of 178,862,848 shares outstanding as of December 12, 2006.

(3) Includes 17,969,248 shares of common stock, and 625,216 options to purchase shares of common stock that were exercisable as of December 12, 2006.

(4) 17,436,631 shares of common stock are beneficially owned indirectly through one or more holding companies.

(5) Does not include 1,250,000 options to purchase common shares which will not be exerciseable within 6 months of January 8, 2007.

(6) Includes 1,000,000 shares and 109,333 options to purchase common shares, which will be vested within 60 days of December 12, 2006.

(7) Includes 108,333 options to purchase common shares which will be vested within 60 days of December 12, 2006.

(8) Includes 250,000 shares of common stock and 1,000,000 options which are fully vested.

(9) Includes 36,655,879 shares and options to purchase 1,842,882 shares vested and exercisable within 60 days of December 12, 2006.

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder of our common stock, or any associate or any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding, or has a material interest adverse to us.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change in control of the company, nor has any change in control occurred since the beginning of our last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements were met during fiscal year ending September 30, 2006 other than Michael Porter who filed his Form 3 one day late.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to our Chief Executive Officer and other executive officers below with salaries in excess of $100,000 per annum in our last fiscal year, for the fiscal years ended September 30, 2006, 2005 and 2004.

Name and Principal Position	Fiscal Year	Annual Compensation Salary ($)		Bonus ($)	Other Annual Compensation ($)

Benton H Wilcoxon	2006	$120,000		--	--
Chief Executive Officer	2005	$120,000		--	--
	2004	$120,000		--	--

Michael Porter	2006	$100,000	(2)	--	--
President	2005	0		--	--
	2004	0		--	--

Dominic J. Majendie	2006	$120,000		--	20,827	(4)
Vice-President, EMEA	2005	$120,000		--	27,068	(4)
	2004	$120,000	(3)	--	10,000	(4)

Long Term Compensation:
Name and Principal Position	Fiscal Year	Long Term Stock Awards	Compensation Underlying Options/SAR’s	LTIP Payouts ($)	All Other Compensation

Benton H Wilcoxon (1)	2006	--	2,000,000	--	--
Chief Executive Officer	2005	--	--	--	--
	2004	--	--	--	--

Michael Porter (2)	2006	--	1,500,000	--	--
President	2005	--	--	--	--
	2004	--	--	--	--

Dominic J Majendie (3)	2006	--	--	--	--
Vice-President, EMEA	2005	--	--	--	--
	2004	$410,000	--	--	--

(1) Benton H Wilcoxon was awarded 2,000,000 options on September 29, 2006. Such options were previously set aside for grant by the Board of Directors August 13, 2003.

(2) On September 29, 2006 the Board of Directors, acting as the Committee for the administration of the Corporation’s 2002 Non-Qualified Stick Option Plan, awarded 1,500,000 options to Michael Porter, the recently appointed President of the Company. Mr. Porter was appointed President on July 3, 2006. He is paid $400,000,000 per annum. His 2006 compensation of $100,000 was for a partial year.

(3) In August 2004, Dominic J. Majendie was awarded 250,000 shares of restricted stock in consideration for consulting services rendered for the period October 1, 2002 to September 30, 2003. Compensation recorded in the financial statements for this stock issuance for the year ended September 30, 2003 was $0. The fair market value of the stock granted in 2004 on the date of issuance was $410,000 which is included in the statement of operations as officer compensation in the fiscal year ending September 30, 2004. As of September 30, 2006, the value of these shares was $220,000 based on a closing price of $0.88 per share of our common stock, as quoted on the OTC Bulletin Board. These shares are fully vested.

(4) The amounts represent temporary living expenses and relocation expenses.

Options were granted to the Company’s two most senior executive officers during fiscal years ending September 30, 2006. By decision of the Board of Directors made on September 29, 2006, Benton H Wilcoxon, Chairman and CEO received 2 million options and Michael Porter received a grant of 1.5 million options to acquire the Company’s common stock at a price of $1.00 per share. These options will vest in three equal portions on the anniversary of the grant date. The options expire on December 31, 2011. No options were granted to the company’s executive officers during fiscal years ending September 30, 2005 or 2004.

Option Grants in Fiscal Year

The following table sets forth certain information regarding stock options granted during the year ended September 30, 2006 to each of the executive officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees In Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)
Benton Wilcoxon	2,000,000	19.65%	$1.00	12/31/2011	--	--
Michael Porter	1,500,000	14.74%	$1.00	12/31/2011	--	--

Total fiscal year options	3,500,000	34.39%	$1.00	12/31/2011	--	--
____________________________________

(1)	Options vest in three equal installments on the anniversary of the grant date, September 29, 2006.

(2)
Total number of shares subject to options granted to employees in the fiscal year was 10,177,000 which number includes options granted to employee directors, but excludes options granted to non-employee directors and consultants.

(3)
The Potential Realizable Value is calculated based on the fair market value on the date of grant, of $0.88 per share, which was less than the exercise price of options granted in 2006, assuming that the stock appreciates in value from the date of grant until the end of the option term at the compounded annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year Ended September 30, 2006 and FY-End Option Values

The following table provides information on option exercises for our Chief Executive Officer and our other most highly compensated executive officers in the year ended September 30, 2006 and their option holdings as of September 30, 2006. The value of an in-the-money stock option represents the difference between the aggregate estimated fair market value of the underlying stock and the aggregate exercise price of the stock option. We have used the quoted closing price of $0.88 per share on the OTC Bulletin Board on September 30, 2006 as the estimated fair market value of our common stock in determining the value of unexercised options.

Number of Securities
	Shares	Underlying Unexercised	Value of Unexercised In-the-Money
	acquired upon	Options at Fiscal Year-End	Options at Fiscal Year-End
Name	Exercise	# Exercisable/Unexercisable	($) Exercisable/Unexercisable
Benton H Wilcoxon		635,216/2,000,000	$336,665/$0
Michael Porter	--	0/1,500,000	$0/$0
Dominic J. Majendie	--	1,000,000/0	$350,000/$0
C. William Arrington	--	635,216/0	$336,665/$0

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

We do not currently have any LTIP.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We have entered into an employment agreement with Dominic Majendie, our Corporate Secretary and Vice-President, Legal and Business Development which expires on September 30, 2008. In the event that our Company merges, sells a controlling interest, or sells a majority of its assets, Mr. Majendie is entitled to 18 months salary. In the event the agreement is terminated prior to its expiration date of September 30, 2008 for any reason, Mr. Majendie will be entitled to receive his then current base salary, any and all accrued, earned but unpaid bonuses or benefits described. In the event that Mr. Majendie's employment is terminated due to his death, his beneficiary or beneficiaries shall be entitled to receive Mr. Majendie's then current base salary for 60 days after the date of his death.The employment agreement provides for termination in the case of Mr. Majendie's death, permanent incapacity for 6 months or more or for "Cause." Cause includes (i) the commission of a criminal act involving fraud, embezzlement or breach of trust or other act which would prohibit him from holding his position under the rules of the Securities and Exchange Commission, (ii) willful, knowing and malicious violation of written corporate policy or rules of the Company, (iii) willful, knowing and malicious misuse, misappropriation, or disclosure of any of proprietary matters, (iv) misappropriation, concealment, or conversion of any money or property of the company, (v) being under the habitual influence of intoxicating liquors or controlled substances while in the course of employment, (vi) intentional and non-trivial damage or destruction of our property, (vii) reckless and wanton conduct which endangers the safety of other persons or property during the course of employment or while on premises leased or owned by us, (viii) the performance of duties in a habitually unsatisfactory manner after being repeatedly advised in writing by us of such unsatisfactory performance, or (ix) continued incapacity to perform his duties, unless waived by us. If terminated for cause as a result of (i) through (iv) above, termination is immediate; in all other cases Mr Majendie will receive notice of a 30 day period in which to correct the fault.

We have also entered into an employment agreement with Michael Porter, President of CTC. Mr. Porter’s base salary is $400,000 per year; which may be increased at the sole discretion. If medical insurance benefits cannot be arranged for Mr. Porter and his wife, the Company agrees to pay his medical expenses. In the event of termination for cause, resignation or termination due to death or disability, Mr. Porter is entitled to receive the base salary then in effect and the benefits through the effective date of the termination or resignation. In the event of termination without cause or non-renewal by the Company, Mr. Porter is entitled to receive the base salary then in effect and the benefits set forth above through the effective date of the termination or resignation, payments at the base salary for a period of six months.

Mr. Wilcoxon is an “at-will” employee and the Company can terminate his employment at any time.

Pursuant an option agreements entered into between the Company and Mr Majendie, dated August 11, 2003 and Mr Wilcoxon on August 13, 2003, if the Company terminates their employment without cause, or if either Mr. Majendie or Mr. Wilcoxon terminates employment due to the Company’s breach, or if employment is terminated due to their death or disability, then as of the effective date of such termination of employment the unvested portion of the Option shall be immediately and fully vested. If Mr. Majendie or Mr. Wilcoxon terminates employment without cause, of the Company terminates their employment due to their breach, then as of the effective date of such termination the unvested portion of the Option shall terminate. In the event of a “change in control” in the Company, any portion of the option to acquire the Company’s shares that has not yet vested at the time of the change in control shall automatically accelerate the unvested portion of the Option shall be fully and immediately vested as of the earlier of (i) the date any proposed change in control has been approved by the Company’s board of directors, whether or not all of the terms of such transaction have been determined, (ii) the date change in control has actually occurred, or (iii) the date of the death, disability, retirement, or other termination of employment of Benton Wilcoxon.  Change of control means either the sale or transfer of more than fifty percent (50%) of the assets of the Company, whether in a single transaction or a series of transactions, or the sale or transfer to any person or Common Group, or acquisition by any person or Common Group, of twenty percent (20%) or more of the outstanding common stock of the Company, whether in a single transaction or a series of transactions where a “Common Group” is five or fewer persons, excluding acquisitions made by C. William Arrington or Benton Wilcoxon. A change of control also occurs on the death, disability, retirement, or other termination of employment of Benton Wilcoxon.

Certain directors option agreements also contain change of control provisions that are outlined in the section describing “Director’s Remuneration” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company currently has contracts with two companies owned by a director, Michael McIntosh; a legal services agreement with The McIntosh Group (TMG) for legal and intellectual property services and a consulting agreement with Technology Management Advisors, LLC (TMA) for strategic business advisory services related to technology and international patent and intellectual property filings. The agreements were executed on March 1, 2002 for a term of three years and were renewed in March, 2005 for an additional three year term. They expire on February 29, 2008. Each contract provides for payment of service fees of $250,000 per annum plus out of pocket expenses.

Prior to March 1, 2005, the Company had one contract with TMA dating from March, 2002 for $500,000 per annum plus incidental and patent related expenses and subcontracted the legal and intellectual property expenses to TMG. The 2002 TMA contract was to have expired on March 31, 2005 but was cancelled effective to February 28, 2005 by the execution of the contracts listed above.

In November, 2005 we issued 73,961 shares of the Company’s common stock to Michael McIntosh, registered under Section 1145 of the Bankruptcy Code for payment of for past and future services of TMA and TMG.

For the fiscal year ended September 30, 2006 we recorded fees of $312,500 and incidental expenses of $2,935 for TMG and we recorded fees of $250,000, patent filing related expenses of $105,807 paid on our behalf by TMA and incidental expenses of $46,765 for TMA. At the Company's option, we may pay all or a portion of the service fees in registered stock or in cash.

As of September 30, 2006 the Company had outstanding balances due to TMA and TMG of $147,631 and $202,138 respectively.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in next year’s Proxy Statement and form of proxy must be directed to the Corporate Secretary at Composite Technology Corporation, 2026 McGaw Ave. Irvine, CA 92614 and must be received by September 21, 2007 to be considered for inclusion. If a stockholder intends to submit a proposal or nomination for director for our 2007 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with Rule 14a-4(c)(1) no later than December 7, 2007. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement

Investor Information

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.compositetechcorp.com as soon as is practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Dominic Majendie, Secretary.

COMPENSATION COMMITTEE REPORTSAND PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the acting compensation committee, the audit committee report and the stock performance graph which follows shall not be deemed to be "soliciting material," are not deemed "filed" with the sec and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Report of the Board of Directors acting as the Compensation Committee on Executive Compensation

For the fiscal year ended September 30, 2006, the Company’s Board of Directors acted as the Compensation Committee for purposes of executive compensation. The following is a report of the Board of Directors acting as the Compensation Committee describing the compensation policies applicable to our executive officers during Fiscal 2006. The Board of Directors is responsible for ensuring that we provide competitive compensation practices and that those practices are in accordance with all legal requirements and are of the highest quality.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance and/or the individual’s personal performance. Accordingly, each executive officer’s compensation package is generally comprised of two elements: (1) base salary which reflects individual performance and expertise; and (2) long-term, stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. We may grant variable bonus awards established explicitly in employment agreements or determined individually by the Board of Directors, payable in cash and tied to the achievement of certain performance goals.

The following summary describes in more detail the factors which the Board of Directors considers in establishing each of these components of the compensation package generally provided to the executive officers.

Base Salary

The level of base salary is established on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, compensation levels at companies which compete with us for business and executive talent, and incentives necessary to attract and retain qualified management. Base salary is adjusted periodically to take into account the individual’s performance and to maintain a competitive salary structure. It is the policy of CTC that the Board of Directors review and approve base wage compensation proposals for executive officers.

Long-Term Incentive Compensation

We utilize our stock plans to provide executive officers and other key employees with incentives to maximize long-term stockholder values. Awards under these plans take the form of stock options designed to give the recipient a meaningful stake in the equity in CTC and thereby closely align his or her interests with those of our stockholders.

Cash-Based Incentive Compensation

Cash bonuses may be awarded to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as revenue growth, earnings targets and new business opportunities.

Compensation of the Chief Executive Officer

The plans and policies discussed above were the basis for the 2006 compensation of the Company’s Chief Executive Officer, Benton Wilcoxon. In recognition that the Board of Directors had not adjusted executive compensation for any of the three preceding years and in recognition of the need to bring senior management compensation in line with levels at comparable companies, the Board of Directors increased Mr. Wilcoxon’s salary from $120,000 to $400,000. On September 29, 2006, the Company granted 2,000,000 stock options to Mr. Wilcoxon (the “Options”). These options were granted after we had annulled 2,000,000 stock options that had been previously granted on August 13, 2003. The Options were issued with an exercise price of $1.00 and vest annually on the date of the grant over a period of three years.

Deductibility of Executive Compensation

The Board of Directors has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by CTC to each of our named executive officers is expected to be below $1 million and the Board of Directors believes that options granted to such officers will meet the requirements for qualifying as performance-based, the Board of Directors believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our named executive officers. It is the Board of Directors’ policy to qualify, to the extent reasonable, our named executive officers’ compensation for deductibility under the applicable tax law. However, we may from time to time pay compensation to our named executive officers that may not be tax deductible.

Submitted by the Board of Directors

Benton H Wilcoxon
Dean McCormick III
Michael McIntosh

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors has furnished the following report on Audit Committee matters:

Pursuant to its charter, the Audit Committee is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company and our subsidiaries. Its primary objective is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent registered public accounting firm. The Committee also oversees the performance of the Company’s corporate governance function and the Company’s compliance with legal and regulatory requirements.

It is important to note, however, that the role of the Audit Committee is one of oversight, and the Committee relies, without independent verification, on the information provided to it and the representations made by management, the Company’s corporate governance personnel and the Company’s independent registered public accounting firm. Management retains direct responsibility for the financial reporting process and system of internal controls.

In furtherance of its role, the Audit Committee has an annual agenda which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as litigation matters. The Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm and other financial professional services providers. These services may include audit services, audit-related services, tax services, and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Company’s independent registered public accounting firm and management report annually to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed. All services provided by Singer Lewak Greenbaum & Goldstein LLP and the related fees in the 2006 fiscal year were approved in accordance with the Audit Committee’s policy.

The Audit Committee has reviewed and discussed with management (i) the audited financial statements of the Company for Fiscal 2006, (ii) the Company’s evaluation of the effectiveness of our internal control over financial reporting as of September 30, 2006 and (iii) the related opinions by the Company’s independent registered public accounting firm. The Audit Committee has also discussed with Singer Lewak Greenbaum & Goldstein LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee also has received written disclosures and a letter from Singer Lewak Greenbaum & Goldstein LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Singer Lewak Greenbaum & Goldstein LLP the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Submitted by the Audit Committee of the Board of Directors

Dean McCormick III

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our common stock on September 30, 2001 through September 30, 2006 relative to the cumulative total return of $100 invested in the Russell 2000 Index and General Cable Corporation, a peer issuer calculated similarly for the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE COMPANY, THE RUSSELL 2000 INDEX,
AND A PEER ISSUER

* $100 invested on 10/1/2001 in stock or index—including reinvestment of dividends, if any. Fiscal year ending September 30.

OTHER MATTERS

We are not aware of any other business to be acted on at the meeting. If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.

*****